Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2013 (the “Report”) of Hilltop Holdings Inc. (the “Company”), the undersigned hereby certify in their capacities as President and Chief Executive Officer, and Senior Vice President — Finance, respectively, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)                                 the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)                                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: May 6, 2013	By:	/s/ Jeremy B. Ford
Jeremy B. Ford
President and Chief Executive Officer

Date: May 6, 2013	By:	/s/ Darren Parmenter
Darren Parmenter
Senior Vice President — Finance

The foregoing certification is furnished as an exhibit to the Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.